Exhibit 10.7

EXCLUSIVE TECHNICAL DEVELOPMENT AND CONSULTING AGREEMENT

by and among

Oriental Intra-Asia Entertainment (China) Limited,

China TransInfo Technology Group Co., Ltd.,

Beijing PKU Chinafront High Technology Co., Ltd.,

Beijing Tian Hao Ding Xin Science and Technology Co., Ltd.,

Beijing Zhangcheng Culture and Media Co., Ltd.

Bejing Zhangcheng Science and Technology Co., Ltd.,

China TranWiseway Information Technology Co., Ltd.,

Shanghai Yootu Information Technology Co., Ltd.,

Xinjiang Zhangcheng Science and Technology Co., Ltd.,

and

Dalian Dajian Zhitong Information Service Co., Ltd.

EXCLUSIVE TECHNICAL DEVELOPMENT AND CONSULTING
AGREEMENT

This Exclusive Technical Development and Consulting Agreement (the “Agreement”) is made and entered into on February 3, 2009, by and among Oriental Intra-Asia Entertainment (China) Limited (“Oriental”), China TransInfo Technology Group Co., Ltd. (“Group Company”), Beijing PKU Chinafront High Technology Co., Ltd. (“PKU”), Beijing Tian Hao Ding Xin Science and Technology Co., Ltd. (“Bejing Tian Hao”), Beijing Zhangcheng Culture and Media Co., Ltd. (“Zhangcheng Culture”), Bejing Zhangcheng Science and Technology Co., Ltd. (“Zhangcheng Science”), China TranWiseway Information Technology Co., Ltd. (“Chian TranWiseway”) Xinjiang Zhangcheng Science and Technology Co., Ltd. (“Xinjiang Zhangcheng”), Dalian Dajian Zhitong Information Service Co., Ltd. (“Dalian Dajian”) and Shanghai Yootu Information Technology Co., Ltd. (“Shanghai Yootu” and together with Group Company, PKU, Beijing Tian Hao, Zhangcheng Culture, Zhangcheng Science, China TranWiseway, Xinjiang Zhangcheng and Dalian Dajian, the “VIE Entities”).  Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively, as the “Parties.”

WHEREAS:

1.
Oriental, a wholly foreign-owned enterprise duly organized in People’s Republic of China (the “PRC”) under the laws of the PRC, owns resources to provide the technical development and consulting services.

2.
Each of the VIE Entities is a limited liability companies and duly organized and validly existing under the laws of PRC and is approved by the competent governmental authorities to carry on the business of traffic information services;

3.
Oriental agrees to provide each of the VIE Entities with technical development and consulting services, and the VIE Entities agree to accept such technical development and consulting services provided by Oriental;

NOW THEREFORE, the Parties through mutual negotiations agree as follows:

1.	Technical Development and Consulting Services; Mutual Exclusivity

1.1
During the term of this Agreement, Oriental agrees to, as the exclusive technical development and consulting services provider of the VIE Entities, provide the exclusive technical development and consulting services to the VIE Entities set forth on Appendix 1.

1.2
Each of the VIE Entities hereby agrees to accept such exclusive technical development and consulting services provided by Oriental.  Each of the VIE Entities further agrees that, during the term of this Agreement, it shall not accept any third parties to provide such technical development and consulting services for such above-mentioned business without the prior written consent of Oriental.

1.3
Oriental shall be the sole and exclusive owner of all right, title and interests to any and all intellectual property rights arising from the performance of this Agreement, including but not limited to, copyrights, patent, know-how, trade secrets and others no matter whether it is developed by Oriental or by any of the VIE Entities based on Oriental’s intellectual property right.

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2.	Calculation and Payment of the Fee for Technical Development and Consulting Services (the “Fee”)

The Parties agree that the Fee under this Agreement shall be determined according to the terms set forth in Appendix 2.  During the term of this Agreement, the Parties will periodically review the contents of Appendix 1 and Appendix 2 and make any necessary adjustment if necessary.

3.	Representations and Warranties

3.1	Oriental hereby represents and warrants as follows:

3.1.1	Oriental is a company duly registered and validly existing under the laws of the PRC;

3.1.2
Oriental has the company power, has been duly authorized by all necessary action, and has obtained all third party and governmental consents and approvals to execute and perform this Agreement.  The execution, delivery and performance of this Agreement and does not and will not result in any violation of enforceable or effective laws or contractual limitations;

3.1.3	the Agreement constitutes a legal, valid and binding obligation of Oriental, enforceable against it in accordance with its terms upon its execution.

3.2	The VIE Entities hereby represents and warrants as follows:

3.2.1	Each of the VIE Entities is a company duly registered and validly existing under the laws of the PRC.

3.2.2
Each of the VIE Entities has the company power, within the business scope, has been dully authorized by all necessary action, has been obtained all consents and approvals from any third parties and governments to execute and perform this Agreement, and do not and will not result in any violation of enforceable or effective laws or contractual limitations.

3.2.3	the Agreement constitutes its legal, valid and binding obligation of each of the VIE Entities, enforceable against it in accordance with its terms upon its execution.

4.	Confidentiality

4.1
Each of the VIE Entities agrees to use all reasonable means to protect and maintain the confidentiality of Oriental’s confidential data and information acknowledged or received by the VIE Entities by accepting the exclusive consulting and services from Oriental (collectively the “Confidential Information”).  Each of the VIE Entities shall not disclose or transfer any Confidential Information to any third party without Oriental’s prior written consent.  Upon termination of this Agreement, each of the VIE Entities shall, at Oriental’s request, return all and any documents, information or software contained any of such Confidential Information to Oriental or destroy it and delete all such Confidential Information from any memory devices.

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4.2	The Parties agree that this Article 4 shall survive no matter whether this Agreement is amended, cancelled or terminated.

5.	Indemnity

The VIE Entities shall indemnify and hold harmless Oriental from and against any loss, damage, obligation and expenses arising out of any litigation, claim or other legal procedure against Oriental arising out of the performance of this Agreement.

6.	Effectiveness and Term

6.1
This Agreement shall be executed and come into effect as of the date first set forth above.  The term of this Agreement is ten (10) years, unless earlier terminated by Oriental as set forth below (the “Term”).  The Term shall automatically renew for successive one year periods.

7.	Termination

During the Term, the VIE Entities may not terminate this Agreement except in the case of gross negligence, fraud or other illegal acts or bankruptcy of Oriental.  Notwithstanding the foregoing, Oriental may terminate this Agreement at any time by giving a written notice to the VIE Entities thirty (30) days before such termination.

All rights and obligations under Article 4 and Article 5 shall survive after the termination of this Agreement.

8.	Dispute Resolution

The Parties shall strive to settle any dispute arising from the interpretation or performance in connection with this Agreement through friendly consultation.  In case no settlement can be reached through consultation, each Party can submit such matter to China International Economic and Trade Arbitration Commission (the “CIETAC”) for arbitration in Beijing under the current effective rules of CIETAC.  The arbitration proceedings shall be conducted in Chinese.  The arbitration award shall be final and binding upon the Parties and shall be enforceable in accordance with its terms.

9.	Force Majeure

9.1
Force Majeure, which includes, but not limited to, acts of governments, acts of nature, fire, explosion, typhoon, flood, earthquake, tide, lightning or war, means any event that is beyond the Parties’ reasonable control and cannot be prevented with reasonable care.  However, any shortage of credit, capital or finance shall not be regarded as an event of Force Majeure.  The affected Party who is claiming to be not liable to its failure of fulfilling this Agreement by Force Majeure shall inform the other Party, without delay, of the approaches of the performance of this Agreement by the affected Party.

9.2
In the event that the affected Party is delayed in or prevented from performing its obligations under this Agreement by Force Majeure, only within the scope of such delay or prevention, the affected Party will not be responsible for any damage by reason of such a failure or delay of performance.  The affected Party shall take appropriate means to minimize or remove the effects of Force Majeure and attempt to resume performance of the obligations delayed or prevented by the event of Force Majeure. After the event of Force Majeure is removed, the parties agree to resume performance of this Agreement with their best efforts.

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10.	Notices

All notices or other communications provided for hereunder shall be written in English and Chinese and shall be personal delivery or by registered or postage prepaid mail, recognized courier service or facsimile transmission to the address of the relevant party or parties set forth below.

If to Oriental:

Oriental Intra-Asia Entertainment (China) Limited

Room 1009, Tower C2, Oriental Plaza, No. 1 Dongchangan Avenue, Dongcheng District, Beijing, China

If to the VIE Entities:

China TransInfo Technology Group Co., Ltd.

Room 1601 E-wing Center, No. 113 Zhichun Road, Haidian District,
Beijing, China.
11.	Assigns

Any of the VIE Entities may not assign its rights and obligations under this Agreement to any third parties without the prior written consent of Oriental.

12.	Severability

If any provision contained in this Agreement is held invalid or unenforceable under applicable laws, such provision shall be invalid or unenforceable as to such jurisdiction and the remaining provisions hereof shall not be in any way impaired.

13.	Amendment and Supplement

Any amendment and supplement of this Agreement shall be effective only if it is made in writing and signed by the parties hereto.  The amendment and supplement duly executed by the Parties shall be part of this Agreement and shall have the same legal effect as this Agreement.

14.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the PRC.

15.	Miscellaneous

This Agreement is executed in both English and Chinese and each version has equal legal force.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their representatives hereunto duly authorized as of the date first set forth above written.

Oriental Intra-Asia Entertainment (China) Limited

By: /s/ Shudong Xia
Representative: Shudong Xia

China TransInfo Technology Group Co., Ltd.

By: /s/ Shudong Xia
Representative: Shudong Xia

Beijing PKU Chinafront High Technology Co., Ltd.,

By: /s/ Shudong Xia
Representative: Shudong Xia

Beijing Tian Hao Ding Xin Science and Technology Co., Ltd.,

By: /s/ Shudong Xia
Representative: Shudong Xia

Beijing Zhangcheng Culture and Media Co., Ltd.

By: /s/ Shudong Xia
Representative: Shudong Xia

Bejing Zhangcheng Science and Technology Co., Ltd.,

By: /s/ Shudong Xia
Representative: Shudong Xia

Xinjiang Zhangcheng Science and Technology Co., Ltd.,

By: /s/ Shudong Xia
Representative: Shudong Xia

Dalian Dajian Zhitong Information Service Co., Ltd.

By: /s/ Shudong Xia
Representative: Shudong Xia

China TranWiseway Information Technology Co., Ltd.,

By: /s/ Shudong Xia
Representative: Shudong Xia

Shanghai Yootu Information Technology Co., Ltd.

By: /s/ Shudong Xia
Representative: Shudong Xia

Appendix 1: The list of Technical Development and Consulting  services

Oriental shall provide to the VIE Entities with the following technical development and consulting services:

Appendix 2: Calculation and Payment of the Fee for Development and Consulting Services

Each of the VIE Entities shall pay an annual development and consulting service fee based on the actual services provided by Oriental in each calendar year.  Such fee shall be determined solely by Oriental.